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                                                                    EXHIBIT 32.2

                WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER
                           PURSUANT TO 18 U.S.C. 1350

         Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Chief Financial Officer of Liquidmetal Technologies, Inc. (the "Company"), hereby certifies, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2003, (the "Report") fully complies with the requirements of Section 13 (a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/   Brian McDougall
_______________________________________________
Brian McDougall, Chief Financial Officer
August 14, 2003